EXHIBIT 99.2

                    PRESS RELEASE OF PROVIDENT BANCORP, INC.

                             DATED JANUARY 24, 2005

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Provident Bancorp, Inc.


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                           Stock Symbol: PBCP
January 24, 2005                                Traded on Nasdaq National Market

CONTACT:
Paul A. Maisch, SVP & Chief Financial Officer
Roberta Lenett, VP & Manager of Shareholder Relations
(845) 369-8082


                           PROVIDENT BANCORP ANNOUNCES
                         CORRECTION TO EARNINGS RELEASE



MONTEBELLO, NY - January 24, 2005 -- Provident Bancorp, Inc. (Nasdaq-National
Market: PBCP), the parent company of Provident Bank, today announced that it is correcting a typographical error in its earnings release dated January 21, 2005. Other non-interest expense for the three months ended December 31, 2004, was $1,720,000, and not $720,000 as previously reported. Total non-interest expense for the period of $17.7 million remains unchanged.